UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2013

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-00841	27-6822130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On May 24, 2013, FS Energy and Power Fund’s (“FSEP”) newly formed, wholly-owned, special-purpose financing subsidiary, EP Funding LLC (“EP Funding”), entered into a revolving credit facility (the “Credit Facility”) with Citibank, N.A. (“Citibank”), as administrative agent, and the financial institutions and other lenders from time to time party thereto.  The Credit Facility provides for borrowings in an aggregate principal amount up to $175,000,000 on a committed basis.

FSEP may contribute cash or debt securities to EP Funding from time to time, subject to certain restrictions set forth in the Credit Facility, and will retain a residual interest in any assets contributed through its ownership of EP Funding or will receive fair market value for any debt securities sold to EP Funding. EP Funding may purchase additional debt securities from various sources.  EP Funding has appointed FSEP to manage its portfolio of debt securities pursuant to the terms of an investment management agreement. EP Funding’s obligations to Citibank under the Credit Facility are secured by a first priority security interest in substantially all of the assets of EP Funding, including its portfolio of debt securities. The obligations of EP Funding under the Credit Facility are non-recourse to FSEP.

Borrowings under the Credit Facility accrue interest at a rate equal to the three-month London Interbank Offered Rate plus 2.50% per annum during the first eighteen months of the facility and 2.75% per annum thereafter.  Interest is payable quarterly in arrears.  Borrowings under the Credit Facility are subject to compliance with an equity coverage ratio with respect to the current value of EP Funding’s portfolio and a loan compliance test with respect to the initial acquisition of each debt security in EP Funding’s portfolio.

Beginning August 21, 2013, EP Funding will be required to pay a non-usage fee to the extent the aggregate principal amount available under the Credit Facility has not been borrowed.  Outstanding borrowings under the Credit Facility will be amortized beginning six months prior to the scheduled maturity date of May 24, 2015.  Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on May 24, 2015.  EP Funding paid a structuring fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

In connection with the Credit Facility, EP Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition to customary events of default included in financing transactions, the Credit Facility contains the following events of default: (a) the failure to make principal or interest payments within five business days of when due; (b) the insolvency or bankruptcy of EP Funding or FSEP; (c) the failure of EP Funding to be beneficially owned and controlled by FSEP; (d) the resignation or removal of FSEP as EP Funding’s investment manager; and (e) GSO Capital Partners LP or any affiliate thereof or any replacement thereof approved in writing by Citibank no longer serving as the investment sub-adviser to FSEP.  Upon the occurrence of an event of default, Citibank may declare the outstanding principal and interest and all other amounts owing under the Credit Facility immediately due and payable. During the continuation of an event of default, EP Funding must pay interest at a default rate.

Borrowings of EP Funding will be considered borrowings of FSEP for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of FSEP. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the SEC. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Loan Agreement, dated as of May 24, 2013, by and among EP Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.
10.2	Account Control Agreement, dated as of May 24, 2013, by and among EP Funding LLC, Citibank, N.A. and Virtus Group, LP.
10.3	Security Agreement, dated as of May 24, 2013, by and between EP Funding LLC and Citibank, N.A.
10.4	Investment Management Agreement, dated as of May 24, 2013, by and between FS Energy and Power Fund and EP Funding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: May 28, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Loan Agreement, dated as of May 24, 2013, by and among EP Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.
10.2	Account Control Agreement, dated as of May 24, 2013, by and among EP Funding LLC, Citibank, N.A. and Virtus Group, LP.
10.3	Security Agreement, dated as of May 24, 2013, by and between EP Funding LLC and Citibank, N.A.
10.4	Investment Management Agreement, dated as of May 24, 2013, by and between FS Energy and Power Fund and EP Funding LLC.